DEVELOPMENT and MANUFACTURING AGREEMENT

This Agreement is made and entered into this 15th day of August, 2007, by and between Startale Group Inc., a Nevada corporation, having its principal office at 4320 Winfield Road, Suite 200 Warrenville, Illinois 60555 ("Startale") and AKA, a Ukraine-Turkey joint-venture, having its principal office at Kanatnaya Street 43-2, Odessa, Ukraine 65012 ("AKA").

         WHEREAS, Startale manufactures, or causes to have manufactured certain products as defined in Exhibit A and incorporated into this Agreement by attachment (hereinafter referred to as The Products); and,

         WHEREAS, AKA has experience in the design, production, manufacture, packaging and delivery of products and/or the use of similar products to The Products; and,

         WHEREAS, AKA desires to obtain and Startale wishes to grant rights to design, manufacture and supply The Products.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Parties hereto agree as follows:

1.   DEFINITIONS
         For purposes of this Agreement, the following words and phrases shall have the following meanings.

1.1 "AGREEMENT" shall mean this Development and Manufacturing Agreement, as amended from time to time.

1.2 "DELIVERY DATE" shall mean a date for which delivery of Product is requested in a Purchase Order.

1.3 "PARTY" shall mean either Startale or AKA; "PARTIES" shall mean Startale and AKA.

1.4 "PRODUCT" shall mean the Products as defined in Exhibit A.

1.5 "PURCHASE ORDER" shall mean a firm order for Product submitted by Startale to AKA.

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2. DESIGN AND PRODUCTION - Clothing items

Subject to all terms and conditions set forth herein, Startale hereby engages AKA to design, create patterns and manufacture Startale Products according to the following schedule:

     a) Design stage - Phase I

     AKA will meet and lay out Startale's goals and design ideas for the line of apparel. After the initial discussion, AKA will create a project design document, which shall be set forth in reasonable and customary detail, and shall include in such plans commercially reasonable descriptions of intended project goals and major design considerations. The project design document shall be submitted no later than September 30, 2007. Startale will review and sign-off on the project outline.

     b) Design stage - Phase II

     After initial sign-off on mutually agreed upon project goals, AKA will submit initial drawings and fabric samples to Startale, no later than 60 days after signing date of the project outline. Startale reserves the right to reject original design and fabric samples. AKA shall use its best efforts to satisfy Startale demands for their designs. Startale shall take possession of ownership and copyright to any and all designs, patterns and ideas submitted to it by AKA.

     c) Pre-production stage

     Startale agrees to approve designs or submit their comments about changes within 5 business days of receipt of revisions from AKA. Upon sign-off on the design from Startale, AKA will proceed to develop the pattern and manufacture first samples for submission to Startale. The first samples shall be submitted to Startale no later than 60 days after sign-off on design.

     d) Production stage

     Upon receipt and final approval of samples submitted to Startale, AKA shall provide a quote for production and packaging of the Products. Startale shall reserve the right to reject any quotes and shall not be under any obligation to continue further production.

3. CONSIDERATION

Startale shall pay a total of $3,000 (three thousand dollars) for the design and pre-production stage of the production process according to the following schedule:

      i)  $1,000 (one thousand dollars) upon signing of this Agreement;
     ii)  $2,000 (two thousand dollars) upon final delivery of first samples.

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4. PACKAGING AND DELIVERY OF PRODUCT

Startale agrees to source and oversee the design and production of packaging for the Products. Startale agrees to oversee timely delivery of the packaging to AKA's production facility. Startale shall be financially responsible for production and delivery of the Product packaging to AKA's production facility.

AKA agrees to accept the deliveries of the Product packaging at its production facility. AKA agrees to provide packaging services to Startale after the sewing of the Products has been completed. AKA confirms that at the time of signing of this Agreement, they possess all the equipment and expertise necessary to create the compact garment packaging Startale requires.

5. QUALITY ASSURANCE/INSURANCE

         5.1 QUALITY CONTROL. AKA agrees to keep Startale reasonably informed on Product quality control and any other issues concerning the Product or the manufacture thereof. The parties agree to discuss in good faith the appropriate course of action with respect to any such issues. AKA agrees to maintain reasonable product quality control procedures and present them to Startale upon request. In case of product defects, AKA agrees to issue a refund for the defective products to Startale if the quantity of defective products exceeds 4% per lot.

         5.2 INSURANCE. AKA agrees to maintain, throughout the term of this Agreement for so long as it is commercially reasonable, comprehensive general liability insurance with a minimum $2,000,000 USD aggregate, $1,000,000 USD per occurrence with a broad form vendor's endorsement in favor of Startale Group, Inc. and its affiliates and their respective officers, directors, employees and agents. Startale agrees to maintain, throughout the term of this Agreement for so long as it is commercially reasonable, comprehensive commercial liability insurance with a minimum of $5,000,000 USD aggregate, $2,000,000 USD per occurrence.

6. TERMINATION OR CANCELLATION
The term of this agreement shall be for an initial period of one (1) year from its Effective Date as the date appears on the first page, and in the event that Startale faithfully performs its entire obligation required hereby. At any time during the initial term or any extended term of this Agreement either party shall have termination right except for the reason as stated in Section 6.1

6.1 Termination by Startale. Startale may, upon ten (10) days prior written notice to AKA, terminate this Agreement if:

6.1.1 AKA fails to perform any material provision of this  Agreement for  thirty
(30) days after written notice of such failure has been provided by Startale to AKA and fails to cure such failure within such thirty (30) day period; or

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 6.1.2 Any receiver of any property of AKA shall have been appointed;  AKA shall have made an assignment for the benefit of creditors; AKA shall have made any assignment or have had a receiving order made against it under the applicable bankruptcy laws; AKA shall have become bankrupt or insolvent;AKA shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors; or any action whatever, legislative or otherwise, shall have been taken with a view to the winding up, dissolution or liquidation of AKA.

6.2 Termination by AKA. AKA may, by ten (10) days prior written Notice to Startale, terminate this Agreement if Startale fails to:

6.2.1 Perform any material provision of this Agreement for thirty (30)days after written notice of such failure has been provided by AKA to Startale; or

6.3 Any receiver of any property of Startale shall have been appointed; Startale shall have made an assignment for the benefit of creditors; Startale shall have made any assignment or have had a receiving order made against it under the applicable bankruptcy laws; Startale shall have become bankrupt or insolvent; Startale shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors; or any actions whatever,legislative or otherwise, shall have been taken with a view to the winding up, dissolution or liquidation of Startale.

6.4 Continuing Obligations

6.4.1 In the event of the termination of this Agreement for any reason, all rights and interest granted to AKA by Startale under the terms of this Agreement shall immediately revert to Startale and AKA shall within thirty (30) days after said termination return to Startale, at AKA's expense, all written documents of Startale of whatever kind including drawings and copies of any kind made thereof by anybody, relating to the Products or the sale thereof. AKA agrees that, in the event of such termination it will immediately discontinue and no longer use in any manner whatsoever any of Startale's documents or Confidential Information received hereunder relating to the Products and that it will immediately discontinue the use of the Trade Marks of Startale.

6.4.2 In the event of the termination of this Agreement, all rights and interest granted to AKA by Startale under the terms of this Agreement shall immediately revert to Startale.

6.5 Survival of Provisions.       The following  provisions  shall  survive  the
termination of this Agreement for whatever reasons: Sections 1, 6, 7, 8, 9, 12, 13, 14, 15, 16 and 17.

7. CONFIDENTIALITY

Each Party agrees, both during the term of this Agreement and for a period of five (5) years thereafter,to hold all information given to it by the other Party
that  is   identified  as   confidential  (the "Confidential Information"),  in
confidence, and not to make the Confidential Information available in any form to any third Party or to use the Confidential Information for any purpose other than the purposes described in this Agreement. Each Party

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agrees to take all reasonable steps to ensure that  Confidential  Information is not disclosed or distributed by its employees or agents in violation of this Agreement, including limiting disclosure to employees or other persons who have a need to know and who have signed appropriate Confidentiality Agreements. This restriction on disclosure shall not apply to the extent that any Confidential Information (a) is or becomes a part of the public domain through no act or omission of the receiving Party; (b) was in the receiving Party's lawful possession prior to the disclosure and had not been obtained by the receiving Party from the disclosing Party as evidenced by written records; (c) is lawfully disclosed to the receiving Party by a third Party without restriction on disclosure; (d) is independently developed by the receiving Party by personnel not having access to the Confidential Information as evidenced by written records; or (e) is required by a court order, law or government regulation to be disclosed, provided the receiving Party gives prompt written notice to the disclosing Party of such requirement and reasonably cooperates with the disclosing Party in protecting the confidentiality of such information.

8. DISPUTE RESOLUTION

 If one of the Parties hereto declares that a dispute between the Parties has arisen related to or arising out of this Agreement, such dispute shall, in the first instance, be the subject of a meeting between the Parties to negotiate a resolution of such dispute. The meeting shall be attended by individuals from each Party who have decision making authority with respect to the matter in question. Should the negotiations not lead to a settlement of the dispute within fifteen (15) days of the date of the meeting, the Parties shall refer the dispute to a mutually agreeable mediation service to resolve the dispute. If the mediation does not lead to a settlement of the dispute within twenty-one (21) days of the date of that meeting, then the Parties shall submit the issue to arbitration before a panel of arbitrators under the rules of the American Arbitration Association, or rules mutually agreeable to the Parties. The panel of arbitrators shall consist of three Parties: one selected by each Party as well as a disinterested third Party that the two arbitrators shall name, such third arbitrator having experience in the business of animal health products. The arbitrators shall be given full power to decide the location of the hearing and to hear and finally determine and dispose of all disputes between the Parties that may arise from or that are related to this Agreement and will make their ruling in writing no later than thirty (30) days after the hearing. The decision and/or award rendered by the arbitrators shall be final and binding. No Party has the right to appeal the ruling, to any court or otherwise. Each Party shall pay its own attorney fees and all fees and expenses payable with respect to the mediation and arbitration proceeding, including reasonable attorney fees and expert witness fees. Arbitration association fees shall be shared by both Parties.

9. INDEMNIFICATION

9.1 Startale agrees, during and after the term of this Agreement, to indemnify and to hold AKA harmless from and against any and all loss, damage, liability and costs and expenses (including reasonable attorney's fees and expenses) in connection therewith incurred by AKA as a result of any breach of this Agreement by, or any act of omission or commission on the part of, Startale or any of its

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agents, servants or employees,  from all claims, damages, suits or rights of any persons, firms or corporations arising from the operation of the business of Startale.

9.2 AKA agrees, during and after the term of this Agreement, to indemnify and to hold Startale harmless from and against any and all loss, damage, liability and costs and expenses (including reasonable attorneys' fees and expenses) in connection therewith incurred by Startale as a result of any breach of this Agreement by, or any act of omission or commission on the part of, AKA or any of its agents, servants or employees, from all claims, damages, suits or right of any persons, firms or corporations arising from the operation of the business of AKA.

10. FORCE MAJEURE

AKA and Startale shall not be liable for delays or failure to fulfill the terms of this Agreement due to causes beyond their reasonable control. Such causes may include, but are not restricted to Acts of God, fires, floods, strikes, accidents, riot, war, government interference, rationing allocations and embargoes. In the event of a delay, the date or dates for performance of this Agreement shall be extended for a period equal to the time lost by reason of delay, provided that either party who is not affected by any of such causes may terminate the Agreement immediately upon written notice to the other party should any of such causes last over 60 days.

11. GENERAL CONDITIONS

11.1 No amendment, change or revision, or discharge of this agreement shall have any Force or effect unless set forth in writing and signed by duly authorized representatives of both parties.

11.2 ILLEGAL PAYMENTS; AKA certifies, and will certify each year, that AKA does not make payments which are illegal in the USA or in the country in which such payments are made in connection with the political contributions which are illegal in the USA or in the country in which such contributions are made, to any Government, Government official, political party, political candidate, or other political organization.

12. COMPLETE AGREEMENT

This Agreement, including all attachments, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representation, understanding, and agreements, either oral or written between the parties or any official or representative thereof. This Agreement shall be modified only by the instrument in writing and signed by duly authorized representatives of both parties.

13. NOTICES

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13.1 All  notifications,  reports,  requests for  changes,  or additions to this
Agreement shall be in writing and addressed as follows:

       STARTALE:      4320 Winfield Road, Suite 200
                      Warrenville, Illinois 60555

            AKA:      Kanatnaya Street 43-2,
                      Odessa, Ukraine 65012

13.2 Addresses may be modified at any time by written notification from one party to the other party. Any such notice or other communication shall be deemed given and effective when delivered personally or by e-mail or three (3) days after the postmark date if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to a party as stated above.

14. SEVERABILITY

If any provision herein shall be held to be invalid or unenforceable for any reason, such provision shall, to the extent of such invalidity or unenforceability, be severed, but without in any way affecting the remainder of such provisions or any other provision contained herein, all of which shall continue in full force and effect.

15. ASSIGNMENT

The delegation or assignment by either party hereto of any or all of its duties, obligations or rights hereunder, without the prior written consent of the other party hereto, shall be void.

16. GOVERNING LAW

This Agreement and all disputes and suits related thereto shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada without regard to any conflicts of law rules.

17. NO WAIVER

No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration.

18. MISCELLANEOUS

18.1 Unless otherwise specified herein, all payments required to be made hereunder shall be made in United States funds.

18.2 Time shall be of the essence of this Agreement and of each and every part hereof.

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IN WITNESS  WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


AKA                                                 STARTALE GROUP, INC.



By: /s/Diana Nechaeva                               By: /s/Anatoli Nem
------------------------                            ---------------------------
DIANA NECHAEVA, Director                            ANATOLI NEM, President



Date: August 15, 2007                               Date: August 15, 2007



        C/S                                               C/S